Strictly Private and Confidential
December 2009

                                                                                       Free Writing
                                                                                       Prospectus Filed
                                                                                       Pursuant to Rule 433
                                                                                       Registration
                                                                                       Statement No.
                                                                                       333-162195 Dated
                                                                                       December 18, 2009

Deutsche Bank Commodity Index Enhanced Beta and Alpha Indices

December 2009

Commodity Indices

Executive Summary

o   DB Commodity Booster DJUBS 14 TV Index Excess Return (the "DJUBS Booster TV
    14") DB Commodity Harvest

o   10 Index USD Total Return (the "DB Commodity Harvest TV 10")

Appendix

o   Types of Returns in a Commodity Index

o   Optimized Yield

o   Target Volatility

o   Comparative Statistics

o   Market Data Sources

o   Available Optimized Yield Indices

o   Important Considerations

Executive Summary
The Evolution of Commodity Markets

o   Commodities are an asset class in their own right and exhibit unique characteristics such as historically low correlation with traditional asset classes and a positive correlation with inflation

o   An investment in a commodity index is a simple way for investors to gain exposure to the asset class while insulating them from the mechanics of rolling futures and posting collateral. This transparent, rule-based roll mechanism eliminates human intervention

o   Deutsche Bank is one of the largest providers of non-benchmark commodity indices with a comprehensive suite of commodity index products aimed at enhancing beta returns and extracting market neutral alpha returns in the commodity space

o   As the commodity market has evolved, Deutsche Bank has created new indices that may benefit from the special features of the asset class

Enhanced Beta and Alpha Indices

- Since 2003, investors have been drawn to enhanced beta allocation and alpha strategies using commodity indices. The need for these strategies arises due to several properties that are unique to the commodities asset class.

Optimum yield based index

- **Managing Roll Returns:** Unlike other asset classes, roll returns form a significant part of the overall returns in the commodity complex. Most commodity indices do not react to the changing nature of the commodity term structure.
  - **DJUBS Booster TV 14 Index** enables investors to replicate the performance of their commodity benchmark index using Deutsche Bank's proprietary optimum yield ("OY") indices[1].

Alpha generating Index

- **Market Neutral Alpha Returns:** The OY methodology enables Deutsche Bank to create non directional, market neutral exposure to commodities. This is done by combining the short exposure to a benchmark commodity index with an equivalent long exposure through replication of that index using the OY methodology.
  - The **DB Commodity Harvest TV 10 Index** is designed to provide market neutral stable returns at a controlled volatility level.

Note:
1 Please see Appendix for a brief explanation of the roll return.

Deutsche Bank
4

DB Commodity Booster DJUBS 14 TV Index
Excess Return (ER)
Index Summary

Key Features

o   Composition of DJUBS Booster Index: The DJUBS Booster Index has the same base weights as the DJUBS Index.

o   Optimizing Roll Returns: The DJUBS Booster Index employs Deutsche Bank's proprietary optimum yield ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market)
    from the list of tradable futures which expire in the next 13 months.

o   Target Volatility: The DJUBS Booster TV 14 Index varies its participation in the DJUBS Booster Index with a view to target a volatility of 14%.

o   Transparency: The DJUBS Booster TV 14 is a rules-based index with the closing level and weights published daily on Bloomberg (DBCMBTVE) and DBIQ.

DB COMMODITY BOOSTER DJUBS 14 TV INDEX EXCESS RETURN
INDEX CONSTRUCTION

Index replicates the DJUBS Index by using DBLCI-OY sub-indices, thereby providing similar commodity exposure with the benefit of managing roll returns more effectively

                             DJUBS Booster TV 14

Apply Target Volatility Technology

o    Volatility is targeted at 14% by providing variable exposure to the DJUBS
     Booster Index

                                  DJUBS Booster

Apply Optimum Yield Technology

o    Optimize roll returns by attempting to invest in contracts with the highest implied roll yield

                                         DJUBS

                  Precious                          Industrial          Agriculture &
                                                                          Livestock
Energy (33%)   Metals (10.75%)                   Metals (20.33%)           (35.92%)

DB Commodity Booster DJUBS 14 TV Index Excess Return

Performance Analysis

Index Level [1]



700
600
500
400
300
200
100
0
1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008
DJUBS Booster TV 14
DJUBS Booster
DJUBS

Annual Returns [1]



60%
40%
20%
0%
-20%
-40%
1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009
DJUBS Booster TV14
DJUBS Booster

Performance Analysis [1]

January 1999 – November 2009	DJUBS Booster TV14	DJUBS Booster	DJUBS
Annualized Returns	15.6%	11.7%	5.3%
Volatility	14.7%	15.9%	17.8%
Sharpe Ratio	1.06	0.73	0.30
Maximum Drawdown	–35.0%	–54.1%	–57.1%
Start Date	Jul-08	Jul-08	Jul-08
End Date	NA	NA	NA
Max Monthly Consecutive Loss	–32.8%	–51.5%	–54.5%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Feb-09	Feb-09	Feb-09
Max / Min Returns			
Rolling 12 Months	59.6% / –31.1%	47% / –48.5%	39.9% / –52.7%
Rolling 3 Months	27.8% / –23.5%	24.4% / –38.4%	24.7% / –39.7%
Average Monthly Returns	1.3%	1.0%	0.6
% Months with Gains	66.4%	66.4%	56.5%
Correlation			
DJUBS Booster	0.93	1.00	0.96
DJUBS	0.91	0.96	1.00

Historical 12 Month Volatility [1]



35%
30%
25%
20%
15%
10%
5%
0%
2000 2001 2002 2003 2004 2005 2006 2007 2008 2009
DJUBS Booster TV14
DJUBS Booster
DJUBS

Note:

1 Source: Bloomberg. DJUBS Booster and DJUBS Booster TV14 have been retrospectively calculated and did not exist prior to February 27, 2008 and August 8, 2009 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DJUBS Booster TV14 Index would have been lower than the Index as a result of fees and / or costs.

Data is as of 30-Nov-2009. Statistics shown are for excess return indices

Deutsche Bank

7

DB Commodity Booster DJUBS 14 TV Index Excess Return

Performance Analysis (Cont'd)

Monthly Return Analysis [1]

	1999 (%)	2000 (%)	2001 (%)	2002 (%)	2003 (%)	2004 (%)	2005 (%)	2006 (%)	2007 (%)	2008 (%)	2009 (%)
Jan	–2.67	6.10	0.06	–1.60	13.72	3.02	1.94	5.98	–0.08	5.21	–2.03
Feb	–4.84	2.07	–0.20	2.58	3.89	8.15	6.44	–6.75	3.31	9.69	–1.47
Mar	11.73	1.90	–4.19	12.14	–7.63	4.37	3.31	2.82	1.08	–4.79	1.75
Apr	4.70	–0.42	3.94	0.97	0.08	–1.94	–4.06	7.26	1.13	2.13	0.29
May	–5.46	7.87	–3.39	0.05	5.28	3.61	–0.26	0.42	0.08	2.36	6.67
Jun	5.29	0.22	–4.39	2.35	–1.45	–1.58	4.03	–0.69	–1.00	5.60	–1.29
Jul	1.08	–3.55	1.65	–1.07	1.42	1.68	4.25	2.05	2.38	–7.51	2.22
Aug	7.31	7.50	–2.26	4.56	5.80	0.33	4.73	–1.18	–4.83	–4.36	0.47
Sep	5.57	2.38	–8.56	0.39	1.85	6.59	3.68	–3.40	7.17	–6.89	0.15
Oct	–2.22	–5.73	–3.62	1.00	6.93	3.25	–3.41	3.43	4.59	–11.98	2.47
Nov	0.97	6.12	0.14	1.03	2.13	0.72	1.55	5.09	–2.50	–2.80	3.10
Dec	3.43	0.17	–2.47	4.55	8.46	–3.35	5.26	–3.54	4.85	–1.28	
Ann. Rtn.(%)	**26.10**	**26.38**	**–21.43**	**29.64**	**46.67**	**27.08**	**30.40**	**11.01**	**16.73**	**–15.61**	**12.70**

Exposure of DJUBS Booster TV 14 to DJUBS Booster [1]

Current Exposure	67.96%

DJUBS Booster Index Sector Exposure [1]

Sector	Current Weight (%)
Energy	29.00
Precious Metal	13.26
Industrial Metal	27.24
Agriculture & Livestock	30.52

Note:
1 Source: Bloomberg. DJUBS Booster TV14 has been retrospectively calculated and did not exist prior to August 8, 2009. Accordingly, results shown during the retrospective period do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DJUBS Booster TV14 Index would have been lower than the Index as a result of fees and / or costs.

Data is as of 30-Nov-2009

Deutsche Bank
8

DB Commodity Booster DJUBS 14 TV Index Excess Return

Performance Comparison

	Annual Returns for Excess Return Indices		
Calendar Year	DJUBS (%)	DJUBS Booster (%)	DJUBS Booster TV14 (%)
1999	18.60	19.61	26.10
2000	24.21	23.01	26.38
2001	–22.32	–17.06	–21.43
2002	23.86	23.21	29.64
2003	22.66	27.76	46.67
2004	7.64	23.13	27.08
2005	17.54	30.64	30.40
2006	–2.71	12.57	11.01
2007	11.08	16.70	16.73
2008	–36.61	–30.46	–15.61
2009 YTD	16.42	18.54	12.70
Average Return (%)	**5.28**	**11.69**	**15.58**

Note:

1 Source: Bloomberg. DJUBS Booster and DJUBS Booster TV14 have been retrospectively calculated and did not exist prior to February 27, 2008 and August 8, 2009 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DJUBS Booster TV14 Index would have been lower than the Index as a result of fees and / or costs.

Data is as of 30-Nov-2009. Statistics shown are for excess return indices

Deutsche Bank

9

Excess Return vs. Total Return Indices

o    The DB Commodity Booster DJUBS 14 TV Index Excess Return is an "Excess
     Return" Index. An Excess Return Index has two sources of return:

    -   Movements in Spot Prices, and
    -   Roll Returns: Commodity indices are made up of futures contracts, and the method in which these contracts are bought and sold as contracts approach expiry is called "Rolling". Depending on the prices in the futures market, there may be gains and losses associated with this rolling process, known as "roll returns."

o   The DB Commodity Harvest - 10 Index USD Total Return is a "Total Return"
    Index. A Total Return Index has three sources of return:

    -   Movements in Spot Prices: while it is true in general that a Total
        Return commodity index would have exposure to movements in commodity prices, since the DB Commodity Harvest - 10 Index USD Total return is a long-short index, it is not affected by movements in spot prices. The gain on the long leg due to movements in spot prices is offset by the loss on the short leg and vice versa.
    -   Roll Returns, and
    -   Collateral Return: 3-month T-bill return earned on notional tied to the index

DB Commodity Harvest - 10 Index USD Total Return (TR)
Index Summary

 Key Features

o   Market Neutral Strategy: The DB Commodity Harvest Index goes short the
    S&P-GSCI Light Energy Index and long the DB Commodity Booster - Benchmark
    Light Energy Index, an Optimum Yield version of the S&P - GSCI Light Energy
    Index, in an attempt to provide market-neutral exposure, and to generate returns from DB's optimum yield technology.

o   Optimizing Roll Returns: Deutsche Bank's proprietary optimum yield ("OY")
    technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months.

o   Target Volatility: The DB Commodity Harvest TV 10 Index varies its participation in the DB Commodity Harvest Index with a view to target a volatility of 10%.

o   Transparency: The DB Commodity Harvest TV 10 is a rule based index with the closing level and weights published daily on Bloomberg (DBCMHVEE) and DBIQ.

DB Commodity Harvest — 10 Index USD Total Return
Index Construction

Strategy aims to generate alpha from roll returns and to smoothen the return profile by adjusting exposure in response to changes in realized volatility


DB Commodity Harvest After Cost TV10 TR
Include 3 month T-bill Return
DB Commodity Harvest After Cost TV10
Apply Target Volatility Technology
Volatility targeted at 10% by varying exposure to the DB Commodity Harvest
DB Commodity Harvest After Cost
Subtract Index Cost (60 bps pa)
DB Commodity Harvest
Carry Strategy
Market neutral equally weighted Long and Short positions to generate Alpha
Short
Long
DB Commodity Booster — Benchmark Light Energy
Apply Optimum Yield Technology
Optimize roll returns by attempting to maximize implied roll yield
S&P GSCI Light Energy
S&P GSCI Light Energy
Energy (36.73%)
Precious Metals (7.22%)
Industrial Metals (16.42%)
Agriculture & Livestock (39.65%)

Deutsche Bank
12

DB Commodity Harvest - 10 Index USD TR

 Performance Analysis
 Index Level (1)
 600
 500
 400
 300
 200
 100
                                        0
 [GRAPHIC OMITTED]
1998   1999   2000   2001                      2005   2006
2002                           2003   2004            2007      2008
          DB Commodity Harvest             DB Commodity
          TV10                                  Harvest        DJUBS
      -----                     -----                  ----

Performance Analysis (1)
---------------------------------------------------------------------
                              DB Commodity DB Commodity
January 1999 - November 2009 Harvest TV 10      Harvest        DJUBS
Annualized Returns                   17.4%         8.4%         8.5%
Volatility                           10.9%         3.6%        17.8%
Sharpe Ratio                          1.59         2.33         0.47
Maximum Drawdown                    -18.8%        -4.9%       -56.9%
Start Date                          May-07       Jun-07       Jul-08
End Date                            May-08       Jan-08           NA
Max Monthly Consecutive Loss        -15.9%        -3.8%       -54.3%
Start Date                          Jun-07       Oct-00       Jul-08
End Date                            Sep-07       Dec-00       Feb-09
Max / Min Returns
                                           3.2% / -3.4%      44.1% /
Rolling 12 Months             69.8% / -12%2                   -52.1%
                                                             24.7% /
Rolling 3 Months              21.2% / -16% 7.5% / -4.5%       -39.5%
Average Monthly Returns               1.4%         0.7%         0.8%
% Months with Gains                  70.2%        75.6%        60.3%
Correlation
DB Commodity Harvest                  0.95         1.00        -0.58
DJUBS                                -0.57        -0.58         1.00
---------------------------------------------------------------------
Note:

Annual Returns (1)

 60%
 40%
 20%
   0%
 -20%
        1999  2000  2001  2002  2003  2004  2005  2006  2007  2008  2009

                DB Commodity Harvest TV10DB Commodity Harvest

Historical 12 Month Volatility (1)

  35%
  30%
  25%
  20%
  15%
  10%
   5%
   0%
      2000  2001 2002  2003 2004   2005 2006  2007  2008     2009
          DB Commodity Harvest       B Commodity Harvest     JUBS
                  TV10              D                       D
    -----                       -----                   -----

1        Source: Bloomberg. DB Commodity Harvest TV10 and DB Commodity Harvest have been retrospectively calculated and did not exist prior to October 25, 2008 and December 15, 2007 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Harvest TV10 Index would have been lower than the Index as a result of fees and / or costs.

Statistics shown are for total return indices and Sharpe Ratio is computed assuming a threshold return of 0%.
Data is as of 30-Nov-2009

 DB Commodity Harvest - 10 Index USD TR

 Performance Analysis (Cont'd)

 Monthly Return Analysis (1)
[GRAPHIC OMITTED]
             999 (%)   2000 (%)    2001 (%)  2002 (%)   2003 (%)  2004 (%)  2005 (%) 2006 (%)  2007 (%)   2008 (%)   2009 (%)
Jan            -3.09      -0.43        6.01      2.33      1.46       1.73      2.58     4.63      0.49       3.88       3.69
Feb             3.85       0.95        2.47     -1.12     -5.96       1.36      0.17     4.37      2.34      -0.84       1.02
Mar            -4.59      -0.80        2.19     -3.89      6.14       2.17      3.76     0.70      2.42       3.72       0.32
Apr            -1.74       2.24        1.71      0.23      2.25       1.48     11.52     2.66      3.77       0.71      -0.46
May             4.63      -3.08        0.69      3.43     -1.61       6.03      1.41     2.13      2.85       3.61      -1.59
Jun             1.39      -3.88        6.21      1.16      4.59       8.73      7.24     3.16     -3.78       2.12      -1.86
Jul            -1.95       8.39        1.61     -1.42     -1.60       1.74      0.61     2.87     -5.61       3.27       3.12
Aug            -5.02      -9.67       -0.20     -1.17      1.20       6.50     -6.05     7.48     -1.59       3.90      -0.62
Sep            -0.05       7.95        9.12     -7.87      5.54      -2.89      2.65     4.93     -5.95       0.97      -0.75
Oct             5.38      -2.90        0.85      1.51     -1.96       4.57      3.47    -0.99      3.66       4.69       0.37
Nov            -0.30      -4.84        0.64      1.38      0.72       6.16      3.64     0.81      2.77       3.53       3.15
Dec             1.16      -2.63        0.28     -0.97      0.37       3.77      3.42     4.09      1.26       5.94
------------------------------------------------------------------------------------------------------------------------------
Ann. Rtn.(%)   -0.98      -9.68       35.99     -6.70     11.00      49.40     39.15    43.39      1.94      41.63       6.40
Exposure of DB Commodity Harvest TV 10 to
DB Commodity Harvest (1)                                                 S&P GSCI Light Energy Index Sector Exposure (1)
---------------------------------------------------------------------   ----------------------------------------------------------
                                                                        Sector                                 Current Weight (%)
Current Exposure                                             344.83%    Energy                                              36.73
                                                                        Precious Metal                                       7.22
---------------------------------------------------------------------

                                                                        Industrial Metal                                    16.42
                                                                        Agriculture & Livestock                             39.65

 Note:

1        Source: Bloomberg. DB Commodity Harvest TV10 has been retrospectively calculated and did not exist prior to October 25, 2008. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future.
The performance of any investment product based on the DB Commodity Harvest TV10 Index would have been lower than the Index as a result of fees and / or costs.

Data is as of 30-Nov-2009

DB Commodity Harvest — 10 Index USD TR

Performance Comparison

	Annual Returns for Excess Return Indices	
Calendar Year	**DB Commodity Harvest (%)**	**DB Commodity Harvest TV10 (%)**
1999	4.70	–0.98
2000	0.57	–9.68
2001	15.83	35.99
2002	–0.41	–6.70
2003	5.54	11.00
2004	15.11	49.40
2005	14.41	39.15
2006	18.53	43.39
2007	4.74	1.94
2008	12.82	41.63
2009 YTD	2.50	6.40
Average Return (%)	**8.44**	**17.40**

Note:

1 Source: Bloomberg. DB Commodity Harvest TV10 and DB Commodity Harvest have been retrospectively calculated and did not exist prior to October 25, 2008 and December 15, 2007 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Harvest TV10 Index would have been lower than the Index as a result of fees and / or costs.

Statistics shown are for total return indices and Sharpe Ratio is computed assuming a threshold return of 0%. Data is as of 30-Nov-2009

Deutsche Bank

15

Appendix

Types of Returns in a Commodity Index
Total Return vs. Excess Return

Stock and Bond returns come from two sources:

o   Underlying price movement
o   Dividends (Stocks) or Coupons (Bonds)

Commodity returns come from three sources:

o   Collateral Yield |X> Interest earned on capital held as collateral
o   Spot Return |X> Change in front month futures contract
o   Roll Return |X> Process of buying a futures contract at a premium (negative roll) or discount (positive roll) to the spot price

                   Excess Return = Spot Return + Roll Return
                Total Return = Excess Return + Collateral Yield

  Collateral yield of 3-Month US Treasury Bills is added to the DB Commodity Harvest TV10 excess return version to create the DB Commodity Harvest TV10 total return version

Optimized Yield
Contract Selection to Create an "Optimal Yield"

                   Contract selection and roll return can have a significant impact in the overall return of the index

o   Deutsche Bank's proprietary optimum yield ("OY") technology rolls into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

                                                       Greater Roll Yield

                        Less Negative
Price                    Roll Yield

Futures               Greater Negative
                         Roll Yield

Futures
Price

Less Roll Yield

                       Contract Expiry Date

o   Longer dated contracts typically have less negative carry when the curve slopes upward (contango)

                       Contract Expiry Date

o   Shorter dated contracts typically offer greater positive carry when the curve slopes downward (backwardation)

Optimized Yield

Annualized Excess

    returns from Jan

Energy Sector                                                           Base Metals Sector

 1999 to Nov 2009. Most Optimum Yield indices have outperformed corresponding front-month rolling indices

 30%
 20%
 10%
  0%
 -10%
-20%
-30%
                 rent     Heating            atural Gas
   WTI Crude    B Crude   Oil       Gas Oil N              RBOB
      Oil          Oil                                   Gasoline
                DB OY Indices       S&P GSCI Indices
Agriculture Sector

---------------------------------------------------------------------

 10%
  5%
  0%
  -5%
 -10%
 -15%
 -20%
        Wheat   Corn     Soybean     Sugar      Cotton      Coffee      Cocoa

  20%
  15%
  10%
   5%
   0%
       Alum inium           CopperZinc             NickelLead
                     DB OY Indices       S&P GSCI Indices
            Precious Metals Sector
---------------------------------------------------------------------
    10%
     8%
     6%
     4%
     2%
     0%
       --------------------------------------------------------------
                              Gold                 Silver

                     DB OY Indices       S&P GSCI Indices

        DB OYIndices               S&P GSCI Indices

Source: Bloomberg. Data as of 30 Nov 2009

Note:   All indices have been retrospectively calculated and did not exist prior to May 31, 2006. Accordingly, the results shown during the retrospective
        periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future

Target Volatility

Applying Volatility Targeting to Potentially Control Risk

Rebalancing once a month

Step I Realized Volatility Monitoring Based on Last 90 Days Returns		Step II Volatility Based Participation: Participation = Target Volatility / Realized Volatility, subject to certain maximum and minimum	Step III Vol Target Index Return = Participation x Underlying Index Return	
Month	3 Month Realized Volatility (Annualized %)	Vol Target Allocation (%)	Underlying Index Return (%)	Volatility Target Return (%)
12	10.00	150.00	+5.00	+7.50
13	12.50	120.00	–1.00	–1.20
14	5.00	300.00	+3.00	+9.00
15	7.50	200.00	–2.00	–4.00
16	15.00	100.00	–5.00	–5.00
17	20.00	75.00	+1.00	+0.75
18	30.00	50.00	–10.00	–5.00

Numerical Example:
Volatility Target = **15%**

Deutsche Bank

20

Comparative Performance Statistics

	Annualized Returns for Excess Return Indices						
	YTD Return [1] (%)	1 Year Return (%)	3 Year Return (%)	5 Year Return (%)	10 Year Return (%)	Volatility [2] (%)	Sharpe Ratio [3]
Beta Allocation Indices							
S&P GSCI Light Energy	14.00	7.00	–8.87	–3.44	0.85	18.31	0.05
DJUBS Excess Return	16.42	11.19	–7.98	–2.31	4.24	17.89	0.24
Enhanced Beta Indices							
DJUBS Booster	18.54	14.33	–2.49	6.47	11.16	16.04	0.7
DJUBS Booster TV14	12.70	11.26	2.31	9.20	14.82	14.44	1.03
Alpha Indices							
DB Commodity Harvest	2.50	4.74	7.30	10.74	8.83	3.63	2.43
DB commodity Harvest TV10	6.40	12.72	16.92	26.02	19.39	10.74	1.8
Other Asset Classes							
Equities (S&P 500)	24.07	25.39	–5.78	0.71	–0.57	21.83	–0.03
Fixed Income (US Govt. All Total Return)	1.80	4.32	5.49	5.17	5.72	2.82	2.03

Source: Bloomberg. Data as of 30 Nov 2009

Notes: Statistics shown for "Other asset classes" and "Alpha indices" are computed using Total Return Indices. Sharpe Ratio for these indices is computed using a threshold return of zero

All indices have been retrospectively calculated and did not exist prior to their respective Index Live Date. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future

1 YTD Return is not annualized
2 Volatility is calculated as the annualized volatility of the daily lognormal returns over the last 10 years
3 Sharpe Ratio is calculated as a quotient of 10 Year Return and the Volatility

Deutsche Bank

21

Market Data Sources

Bloomberg Tickers and Index Live Dates:

	Bloomberg Ticker	Index Live Date
S&P GSCI Light Energy Excess Return	SPGSLEP<Index>	
DJUBS Excess Return	DJUBS <Index>	
DJUBS Total Return	DJUBSTR <Index>	
DJUBS Booster Excess Return	DBCMBDEU <Index>	27 Feb 2008
DJUBS Booster TV14 Excess Return	DBCMBTVE <Index>	8 Aug 2009
DB Commodity Harvest Total Return	DBCMHLTU <Index>	15 Dec 2007
DB Commodity Harvest TV10 Total Return	DBCMHVEE <Index>	25 Oct 2008
Equities (S&P 500) Total Return	SPTR <Index>	
Fixed Income Total Return	JHDCGBIG <Index>	

Deutsche Bank
22

Optimized Yield
Available Indices

Commodity	Contract Expiry Date	Bloomberg Ticker
	Energy	
WTI Crude Oil	22-Jun-10	DBLCOCLE Index
Brent Crude Oil	15-Sep-10	DBLCYECO Index
Heating Oil	28-May-10	DBLCOHOE Index
RBOB Gasoline	29-Oct-10	DBLCYERB Index
Gasoil	12-Jul-10	DBLCYEGO Index
Natural Gas	27-Aug-10	DBLCYENG Index
	Base Metals	
Aluminum	17-Nov-10	DBLCOALE Index
Copper	17-Mar-10	DBLCYECU Index
Zinc	19-May-10	DBLCYEZN Index
Nickel	18-Aug-10	DBLCYENI Index
Lead	18-Aug-10	DBLCYEPB Index
	Precious Metals	
Gold	28-Apr-10	DBLCOGCE Index
Silver	28-Dec-10	DBLCYESI Index
	Agriculture	
Wheat	14-Jul-10	DBLCOWTE Index
Kansas Wheat	14-Jul-10	DBLCYEKW Index
Corn	14-Dec-10	DBLCOCNE Index
Soybean	12-Nov-10	DBLCYESS Index
Cotton	7-Oct-10	DBLCYECE Index
Sugar	30-Jun-10	DBLCYESB Index
Coffee	19-Mar-10	DBLCYEKC Index
Cocoa	16-Mar-10	DBLCYECC Index

Source: DBIQ, Data as of 30-Nov-2009

Note: Bloomberg Tickers shown are for Excess Return version of the indices

Deutsche Bank

23

Important Considerations

 The information contained in this presentation does not provide personal investment advice. You should consult with independent accounting, tax, legal and regulatory counsel regarding such matters as they may apply to your particular circumstances.

 Strategy Risk

 The DB Commodity Harvest Indices adopt a market neutral strategy by taking a long position in a specified booster index and a short position in a specified benchmark index. However, this market neutral strategy may not be successful, and each index may not be able to achieve its desired objective.

 The Optimal Roll Yield strategy described herein aims to maximize the potential roll benefits in backwardated markets and minimize potential roll losses in contango markets by purchasing the relevant new futures contracts that would generate the maximum implied roll yield. However, indices employing the Optimal Roll
 Yield strategy may not be successful in achieving the desired objective.

 The Target Volatility strategy described herein aims to achieve a specified realized volatility in the base index by adjusting the level of participation based on the historical realized volatility of the base index. However, indices employing the Target Volatility strategy may not be successful in achieving the desired objective.

 Commodities are speculative and highly volatile and the risk of loss from investing in financial instruments linked to commodities or commodity indices can be substantial.

 Past Performance

 An index's performance is unpredictable, and past performance is not indicative of future performance.

 We give no representation or warranty as to the future performance of any index or investment.
 Some of the indices described herein have very limited performance history.

Important Considerations

 Backtesting

 Backtested, hypothetical or simulated performance results discussed herein have inherent limitations.

 Unlike an actual historical performances, simulated results are achieved by means of the retroactive application of a backtested model itself designed with the benefit of hindsight. Taking into account historical events, the backtesting of performance also differs from actual account performance because an actual investment strategy may be adjusted any time, for any reason, including a response to material, economic or market factors. The backtested performance includes hypothetical results that do not reflect the deduction of advisory fees, brokerage or other commissions, and any other expenses that a client would have paid or actually paid. Past hypothetical backtest results are neither an indicator nor guarantee of future returns. Actual results will vary, perhaps materially, from the analysis contained herein.

 Free Writing Prospectus

 Deutsche Bank AG has filed a registration statement (including a prospectus) with the Securities and

 Exchange Commission, or SEC, for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and any such offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov.

 Alternatively, Deutsche Bank AG, any agent or any dealer participating in the offering will arrange to send you the prospectus if you so request by calling toll-free 1-800-311-4409.

Disclaimer

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